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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Tollgrade Communications, Inc. and Subsidiaries on Form S-8 (Registration No. 333-4290) of our report dated January 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tollgrade Communications Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference or included in this Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
March 18, 1998


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